SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of June 9, 2006 (the " Closing Date"), by and between AVP, Inc., a Delaware corporation (the "Company"), and the undersigned prospective investor (the "Investor").

                                    RECITALS

      A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

      B. The Investor is subscribing for shares (the "Shares") of the Company's Common Stock (the "Common Stock"), par value $0.001 per share; and warrants to purchase shares of the Common Stock substantially in the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof (the "Warrants", and collectively with this Agreement, the "Transaction Documents"). Each Warrant entitles the holder thereof to purchase Common Stock at an exercise price of $1.00 per share (subject to adjustment as provided in the Warrant).

      C. For the purposes of this Agreement, a "Unit" shall consist of 5 Shares and 1 Warrant.

                                    ARTICLE I

                       PURCHASE AND SALE OF UNITS; CLOSING

      1.1 Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company the number of Units indicated on Schedule A hereto (the "Subscription Amount") at a purchase price of $4.25 per Unit (the "Unit Price") for an aggregate purchase price indicated on Schedule A hereto (the "Aggregate Purchase Price"), such Subscription Amount indicated on Schedule A with respect to the Investor, the "Actual Subscription Amount". Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor the number of Units having an Actual Purchase Price, as defined hereinafter, equal to the Actual Subscription Amount.

      1.2 Aggregate Number of Units Offered. The Company has entered this same form of Securities Purchase Agreement (the "Other Agreements") with certain other investors (the "Other Investors", and together with the Investor, the "Investors") to offer and sell (the "Offering") Units with an aggregate purchase price that the parties hereto agree shall not to exceed $5,500,000 (the "Offering Amount"). Notwithstanding anything herein to the contrary any Other Agreement shall include terms and conditions that are not more favorable to such Other Investor or less favorable to the Company than those set forth in this Agreement. The Investor hereby acknowledges receipt of a copy of the Confidential Private Placement Memorandum of the Company dated March 3, 2006 (the "Memorandum"), relating to the Offering.


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      1.3 Purchase Price. On the "Closing Date" (as defined below), the Investor shall pay its Purchase Price to the Company for the Units to be issued and sold to the Investor at such Closing, in United States dollars by wire transfer of immediately available funds in accordance with the Company's written wire instructions attached hereto as Exhibit B.

      1.4 Binding Effect of this Agreement. The Investor acknowledges and agrees that this Agreement shall be binding upon the Investor upon the submission to the Company or Oppenheimer & Co. Inc. (the "Placement Agent") of the Investor's signed counterpart signature page to this Agreement (the "Subscription") and the Investor's receipt of the signed counterpart signature of the Company; provided that, in the event the Closing Date shall not have occurred on or prior to June 30, 2006 (the "Termination Date") this Agreement shall be terminated and be of no force and effect.

      1.5   Delivery of Units at Closing.

            (a) The completion of the purchase and sale of the Units to the Investor (the "Closing") shall occur, subject to the satisfaction or waiver of the conditions set forth in Section 1.6 and Section 1.7 (other than those intended to be satisfied at Closing), at 10 a.m. Eastern Standard Time on the date hereof (the "Closing Date") at the offices of Loeb & Loeb, LLP, 345 Park Avenue, New York, New York, or such other time, date or place is agreed to by the parties.

            (b) At the Closing, (i) the Company shall authorize its transfer agent to issue or transfer, as applicable, and the transfer agent shall issue or transfer, as applicable, to the Investor one or more stock certificates registered in the name of the Investor, or in such name of nominee(s) designated by the Investor in writing, representing that number of shares of Common Stock included in the Actual Subscription Amount and (ii) the Company shall issue the number of related Warrants included in the Actual Subscription Amount against payment of the Actual Purchase Price in accordance with Section 1.1. The "Actual Purchase Price" shall mean an amount equal to the product of (A) the Actual Subscription Amount for the Investor multiplied by (B) the Unit Price.

      1.6 Conditions to the Company's Obligation to Complete Purchase and Sale. Upon acceptance of the Subscription, the Company's obligation to issue and sell the Units to the Investor at Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

            (a) Payment of Purchase Price. The Investor shall have delivered to the Escrow Agent the Aggregate Purchase Price; and

            (b) Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article III hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and the Investor shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date.

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


      1.7 Conditions to the Investor's Obligation to Complete Purchase and Sale. The obligation of the Investor hereunder to purchase the Units from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

            (a) Opinion of Counsel. Receipt by the Investor of an opinion letter of Loeb & Loeb, LLP, counsel to the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

            (b) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date)), and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date;

            (c) Consents, etc. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

            (d) Officer's Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed on behalf of the Company by its Chief Executive Officer to the effect set forth in clauses (b),
(e), (f), and (g) of this Section 1.7;

            (e) Secretary's Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed by its Secretary or Assistant Secretary, certifying that the attached copies of the Certificate of Incorporation, the by-laws and the resolutions of the Board of Directors of the Company approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain un-amended and in full force and effect;

            (f) Delivery of Warrants and Stock Certificates. The Company shall have delivered to the Investor duly executed Warrants and a copy of the Company's instruction to its transfer agent to issue certificates representing the Shares being purchased by the Investor at the Closing;

            (g) No Litigation. On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement and the other Transaction Documents;

            (h) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by any stock exchange or market on which the Common Stock is then listed or admitted for trading or quotation, as applicable, or the Securities and Exchange Commission (the "SEC"), except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the OTC Bulletin Board, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

            (i) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents; and

            (j) Material Adverse Effect. No material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries (defined below) and no event that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement and the other Transaction Documents in any material respect shall have occurred at or before the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the schedule of exceptions attached hereto as Schedule B (the "Schedule of Exceptions"), the Company hereby represents and warrants to the Investor as follows:

      2.1 Subsidiaries; Organization. The Company has no subsidiaries as defined by Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") except as set forth on the Schedule of Exceptions (the "Subsidiaries"). Each of the Company and the Subsidiaries is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and the Subsidiaries has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, assets, financial condition or results of operations of the Company and its Subsidiaries (a "Material Adverse Effect"), and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as set forth in Section 2.1 of the Schedule of Exceptions, the Company does not own, lease or license any asset or property or conduct business outside the United States of America.

      2.2 Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each Transaction Document has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' and contracting parties' rights generally and
(iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares and Warrants to be sold by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Units to be sold pursuant to the Transaction Documents, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

      2.4 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement (the "SEC Documents"). The SEC Documents complied as to form in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

      2.5   Capitalization.

            (a) As of the date hereof, the authorized capital stock of the Company consists of 82,000,000 shares of capital stock, of which 80,000,000 shares are designated Common Stock and 2,000,000 shares are designated preferred stock. As of the date hereof, there were 13,067,919 shares of Common Stock issued and outstanding and 74,708 shares of Series B Preferred Stock issued and outstanding. As of the date hereof, 8,905,065 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options issued by the Company to certain former and current employees, consultants and directors of the Company. In addition to the shares of Common Stock reserved for issuance upon exercise of the Warrants or the Agent's Warrants, an additional 9,593,028 shares of Common Stock have been reserved for issuance upon exercise of certain warrants and the conversion of the Series B Preferred Stock outstanding as of the date hereof.

            (b) All outstanding shares of Common Stock and Series B Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with federal and U.S. state securities laws. Except as set forth above, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal, agreements, commitments or similar rights for the purchase or acquisition from the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries.

            (c) The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances arising through the Company. The Warrants to be issued pursuant to this Agreement have been duly authorized. The Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") has been duly authorized and reserved and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and free and clear of all pledges, liens and encumbrances arising through the Company.

            (d) The Units, the Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities". No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities. Except as set forth in
Section 2.5(d) of the Schedule of Exceptions, no holder of any of the securities of the Company has any rights ("demand," "piggyback" or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 5.1 hereof).

      2.6 Legal Proceedings. Except as disclosed in Section 2.6 of the Schedule of Exceptions, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or any of its Subsidiaries, overtly threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement and the other Transaction Documents.

      2.7 No Violations. Neither the Company nor any of its Subsidiaries: (i) is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (ii) is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any other Transaction Document in any material respect.

      2.8 Governmental Permits, Etc. The Company and its Subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess could not reasonably be expected to have a Material Adverse Effect or would not prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

      2.9   Intellectual Property.

            (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding. For purposes of this Agreement, "Intellectual Property" shall mean all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice);
(ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

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

            (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning third-party Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

            (c) The Company and its Subsidiaries own or, with respect to third-party Intellectual Property, to the Company's knowledge, have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses.

            (d) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's knowledge, the Intellectual Property of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the Company's knowledge, there is no valid basis for the same.

            (e) The consummation of the transactions contemplated by the Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

            (f) The Company and its Subsidiaries have taken reasonable steps consistent with industry practice to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information (as defined below). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, to the Company's knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party. For purposes hereof, the term "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                                       8
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      2.10 Financial Statements. The consolidated financial statements of the
Company and its Subsidiaries and the related notes thereto included in the SEC Documents, as the same may be amended, present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified. Except as set forth in the SEC Documents, such financial statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

      2.11 No Material Adverse Change. There has not been (i) any material adverse change in the business, assets, financial condition or results of operations of the Company and its Subsidiaries, (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (iv) any loss, destruction or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries other than which has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, (v) any waiver, not in the ordinary course of business, by the Company or any of its Subsidiaries of a material right or of a material debt owed to it; (vi) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which has not had and could not reasonably be expected to have a Material Adverse Effect; (vi) any change or amendment to the Company's Amended and Restated Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject; (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any of its Subsidiaries; (viii) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any of its Subsidiaries; (ix) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or ( x) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

      2.12 Compliance with the OTC Bulletin Board Continued Listing Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the OTC Bulletin Board (the "Bulletin Board"), the Company is in compliance with applicable Bulletin Board continued listing requirements and has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the de-listing of the Common Stock from the Bulletin Board, nor to the Company's knowledge is the Bulletin Board currently contemplating terminating such listing. There are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Bulletin Board and the Company has not received any notice of, nor to the Company's knowledge is there any basis for, the delisting of the Common Stock from the Bulletin Board.

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      2.13 No Manipulation of Stock. Neither the Company, nor the Subsidiaries,
nor any of its affiliates has taken or may take directly or indirectly, any action in violation of applicable law or any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or the preferred stock to facilitate the sale or resale of the Units, the Shares or the Warrant Shares.

      2.14 Insurance. The Company and each of its Subsidiaries maintain and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, general liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of their respective businesses and the value of their respective properties.

      2.15 Tax Matters. The Company and each of its Subsidiaries have timely prepared and filed all federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and have paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have) a Material Adverse Effect. There are no tax liens or claims pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any of its Subsidiaries or other corporation or entity.

      2.16 Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them. The Company and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

      2.17 No Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is imminent.

      2.18 Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

      2.19 No Registration. Assuming compliance by the Placement Agent with manner of offering rules and the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investor in Article III hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Investor as contemplated by this Agreement and the Warrants.

      2.20 Disclosure. Neither this Agreement, the Schedule of Exceptions hereto, the other Transaction Documents and or any of the SEC Documents nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. Except for the execution and performance of the Transaction Documents, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

      2.21 No Integrated Offering; No General Solicitation. Neither the Company nor any of its affiliates, nor any person acting on its behalf or their behalf, directly or indirectly has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities pursuant to this Agreement and the other Transaction Documents; or (ii) offered, solicited offers to buy or sold Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Company does not have any registration statement pending before the SEC or currently under the SEC's review.

      2.22 Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect. The Company and its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

      2.23 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

      2.24 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

      2.25 Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated thereunder that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

      2.26 Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The Company's officers certified to the Company's internal controls as of the filing of the Company's Form 10-KSB for the year ending December 31, 2005 and since that date, that there have been no significant changes in the Company's internal controls (as such term is defined in Section 307(b) of Regulation S-K) or, to the Company's knowledge, any other facts that would significantly affect the Company's internal controls.

      2.27 No Broker. Other than the fee to be paid by the Company to the Placement Agent, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby and thereby.

      2.28 Forward-Looking Statements. The information contained in the SEC Documents regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflected the Company's good faith belief and/or estimate of the matters described therein, in each case as of the date of the SEC Document containing such information.

      2.29 Use of Proceeds. The proceeds from the sale of the Securities will be used to fund expansion of the Company's business, hire additional employees, augment sales force, expand e-commerce and community building capabilities, grow national membership organization for volleyball enthusiasts and participants, acquire complementary businesses, and for working capital needs and general corporate purposes.

      2.30 Non-Public Information. The Company confirms that neither it nor any person acting on its behalf has provided the Investor with any information that the Company believes constitutes material non-public information, except with respect to the existence, terms and conditions of this offering or as otherwise is disclosed in the Current Report on Form 8-K to be filed by the Company, and the exhibits thereto, in conjunction with the press release referred to in
Section 4.2 hereto.

      2.31 Transactions With Affiliates and Employees. Except as disclosed in
Section 2.31 of the Schedule of Exceptions, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      2.32 Environmental Matters. Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

      2.33 Lock-Up Agreements. All executive officers and directors have executed lock up agreements and delivered them to the Placement Agent in which, without prior approval of the Placement Agent, they have agreed to not sell shares of Common Stock held by them (including shares which may be issued to them pursuant to the conversion of preferred stock or the exercise of outstanding options or warrants) during the period ending 60 days after the effective date of the Registration Statement.

      2.34 Sufficient Reserves. In addition to the shares of Common Stock reserved for issuance upon exercise of the Warrants or the Agent's Warrants, an additional 9,593,028 shares of Common Stock have been reserved for issuance upon exercise of certain warrants and the conversion of the Series B Preferred Stock.

                                   ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

      The Investor represents, warrants and covenants to the Company as follows:

      3.1   Securities Law Representations and Warranties.

            (a) The Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, can bear the economic risk of a total loss of its investment in the Securities and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities. The Investor is not a broker-dealer;

            (b) The Investor (i) is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof;

            (c) The Investor was not organized for the specific purpose of acquiring the Securities;

            (d) The Investor will not, directly or indirectly, offer, sell, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, Exchange Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

            (e) The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein and in the applicable Warrant in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities;

            (f) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities; and

            (g) The Investor acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. If the Investor is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

      3.2   Legends.

            (a) The Investor understands that certificates evidencing the Securities may bear the following or any similar legend:

A. "THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (1) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (2) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (3) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

B. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM."

      If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

            (b) Removal of Legends. The legend set forth in Section 3.2 shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, upon (x) the written request of the holder of such Securities to the Company and (y) the surrender of such Securities to the Company (collectively, the "Legend Removal Delivery Documents", and the date such documents are received by the Company the "Legend Removal Request Date"), if, unless otherwise required by state securities laws,
(i) such Securities are registered for resale under the 1933 Act, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) while such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). If the Company shall fail for any reason or for no reason to issue such a certificate to the holder within three (3) Business Days of the Legend Removal Request Date, and, after such third Business Day, the holder is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock represented by such certificate (a "Buy-In"), then the Company shall, within three (3) Business Days after the holder's request, reimburse the holder for its expenses incurred in connection with such Buy-In, including brokerage commissions.

      3.3 Authorization; Enforcement; Validity. The Investor has full right, power, authority and capacity to enter into each Transaction Document to which it is a party to and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of such Transaction Documents. Each Transaction Document to which the Investor is a party constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.4 Certain Trading Limitations. The Investor (i) represents that on and from the date the Investor first became aware of the Offering until the date hereof he, she or it has not and (ii) covenants that for the period commencing on the date hereof and ending 30 calendar days after the Company publicly announces the Offering he, she or it will not, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a "Disposition") Common Stock of the Company by the Investor or any other person or entity in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

      3.5 No Sale of Securities. The Investor hereby covenants with the Company not to make any sale of the Securities without (i) complying with the provisions of this Agreement, including Section 5.4 hereof or (ii) without satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that, subject to the limitations of Section 5.4, it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

      3.6 Registration Questionnaire. The Investor has completed or caused to be completed the Registration Questionnaire attached hereto as Exhibit D and on the signature page for use in preparation of the Registration Statement and the answers to the Questionnaire and on such signature page are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Investor shall be entitled to update such information by providing written notice thereof to the Company prior to the effective date of the Registration Statement.

      3.7 Investor Suitability Questionnaire. The information contained in the Investor Suitability Questionnaire in the form attached as Exhibit E delivered by the Investor in connection with this Agreement is complete and accurate in all respects.

      3.8 No Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

      3.9 Independent Investment. The Investor has not agreed to act with any other investor for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and the Investor is acting independently with respect to its investment in the Securities.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

      4.1 Form D. The Company agrees to file one or more Forms D with respect to the Securities with the SEC as required under Regulation D under the Securities Act to perfect its claim to the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Investor within fifteen (15) days after the Closing Date.

      4.2 Form 8-K; Press Release. The Company shall (i) as soon as practicable after the Closing Date, but in no event later than one business day after the Closing Date, issue a press release and file with the SEC a Current Report on Form 8-K disclosing the Transaction Documents and the transactions contemplated thereby, which press release and Current Report shall be subject to prior review and comment by the Placement Agent, and (ii) make such other filings and notices in the manner and within the time required by the SEC. Upon the issuance of such press release and filing of such Current Report, to the knowledge of the Company, the Investor will not be in possession of any material, nonpublic information regarding the Company or its Common Stock. The Company and the Investor shall consult with each other in connection with issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement without the prior consent of the Investor, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication

      4.3   Additional Issuances of Securities; Right of First Offer.

                  (a) For purposes of this Section 4.10, the following definitions shall apply.

                        (i) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                        (ii) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                        (iii) "Common Stock Equivalents" means, collectively, Common Stock, Options and Convertible Securities.

                  (b) Commencing on the Closing Date and for a period of sixty
(60) days following the effective date of the Registration Statement (as defined in Section 5.1(a) hereof), (the "Trigger Date"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

                  (c) As long as the Warrants remain outstanding, the Company will not, directly or indirectly, propose to offer or effect any Subsequent Placement unless the Company shall have first complied with this Section 4.10(c).

                        (i) If the Company wishes to issue any Common Stock Equivalent, it shall so notify the Investor (each, a "Negotiation Notice"), and, so long as the Investor wishes to negotiate the purchase of Common Stock Equivalents, the Company shall for a period not exceeding twenty (20) Business Days following such notice (the "Letter of Intent Drafting Period"), in good faith negotiate with the Investor to issue Common Stock Equivalents to the Investor on such terms as they might agree. In the event the Company receives an unsolicited offer and desires to purchase securities under the terms and conditions of such unsolicited offer, the Company shall deliver written notice (the "Unsolicited Offer Notice") to the Investor of the terms and conditions of such offer and the Investor shall have three (3) Business Days following receipt of the Unsolicited Offer Notice to execute a letter of intent with respect to such unsolicited offer with the Company, which shall constitute a Letter of Intent as defined below. If (x) the Investor at any time after receiving a Negotiation Notice or Unsolicited Offer Notice advises that it does not wish to purchase Common Stock Equivalents (such date, the "Right of Offer Refusal Date"), (y) the Company and Investor do not sign a letter of intent (the "Letter of Intent") regarding the sale and purchase thereof before the end of the Letter of Intent Drafting Period, or (z) such definitive agreements are not executed within the time period set forth in the Letter of Intent executed by the Company and the Investor (the "Documentation Drafting Period"), then the Company shall have one hundred and twenty (120) Business Days (the "Third Party Sale Period") from the earliest to occur of the foregoing events in which to consummate a sale (a "Third Party Sale") of Common Stock Equivalents to one ore more third parties (collectively, the "Third Party").

                        (ii) If (x) on or prior to the last Business Day of the Letter of Intent Drafting Period, a Letter of Intent is not executed, (y) on or prior to the last Business Day of the Documentation Drafting Period, if definitive agreements are not completed and the transaction consummated, or (z) on the Right of Offer Refusal Date, the Investor delivers notice to the Company that the Investor intends in good faith to exercise its Maintenance Rights (as defined below) even if Company issues Common Stock Equivalents consistent with the terms last proposed by Company to Investor, during the Third Party Sale Period, the Investor shall have the right to purchase in such Third Party Sale (on the same terms and conditions as such Third Party and using documentation in the same form as used in such Third Party Sale) an amount of Common Stock Equivalents (the "Maintenance Securities") necessary for the Investor to maintain the Investor's fully diluted equity interest in the Company (such rights, the "Maintenance Rights"). If the Investor has elected to exercise its Maintenance Rights, the Company shall notify the Investor within five (5) Business Days prior to the consummation of any Third Party Sale, such notice to include all relevant documentation with respect to such Third Party Sale and signature pages for such Investor to execute (the "Third Party Sale Notice"), of such Third Party Sale. The Investor's election to purchase the Maintenance Securities will be timely made if Company receives actual written notice of the Investor's election on or prior to the third Business Day after the Investor's receipt of the Third Party Sale Notice.

                        (iii) Notwithstanding subsection (i), if, pursuant to such subsection, the Company shall agree to sell to a third party Common Stock Equivalents on economic terms materially more favorable to the third party than set forth in the Investor's last written offer or the Letter of Intent, then the Company shall give the Investors a three-Business-Day right of first refusal to purchase, on the same terms and conditions as such Third Party and using documentation in the same form as used in such Third Party Sale, the Maintenance Securities with respect to such Third Party Sale. "Economic terms" shall mean solely the unit purchase price, and, if applicable, dividend or coupon rate, exercise, exchange, or conversion price, term of instrument, liquidity (but without detailed comparisons of transfer restrictions or registration rights, if applicable), and other such factors and exclude information rights, board representation, drag-along and tag-along rights, and the like.

                        (iv) Investor's fully diluted equity interest in the Company shall be determined by dividing (x) the amount of all Common Stock Equivalents held by the Investor by (y) the amount of all outstanding Common Stock Equivalents, in each case, as of close of business on the Business Day immediately preceding the closing date of the Third Party Sale. The amount of Common Stock Equivalents in a particular case shall equal the sum of (A) the amount of Common Stock held, outstanding, or to be sold, plus (B) the amount of Common Stock underlying other Common Stock Equivalents held, outstanding, or to be sold, respectively, in each case, as of close of business on the Business Day immediately preceding the closing date of the Third Party Sale.

            (d) The restrictions contained in subsections (b) and (c) of this
Section 4.10 shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrant).

      4.4 Reporting Status. So long as the Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      4.5 Reservation of Common Stock. The Company has currently 10,534,228 shares of Common Stock duly authorized and reserved for issuance pursuant to the exercise of the Warrants, the exercise of certain warrants and the conversion of the Series B Preferred Stock. Such shares, as well as any additional shares of Common Stock subsequently authorized by the Company's stockholders and Board of Directors for issuance upon the exercise of the Warrants in accordance with the terms thereof, as applicable, shall be reserved by the Company, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares.

      4.6 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to comply with all the requirements of the Bulletin Board with respect to the issuance and listing of the Shares and Warrant Shares. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Bulletin Board and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the rules and regulations of such market.

      4.7 Corporate Existence. So long as the Investor beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

      4.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investor under the Transaction Documents.

      4.9 Information. The Company agrees to promptly provide to the Investor any information with respect to the Company, its properties, or its business or Investor's investment as the Investor may reasonably request; provided, however, that the Company shall not be required to give the Investor any material nonpublic information. If any information requested by the Investor from the Company contains material nonpublic information, the Company shall inform the Investor in writing that the information requested contains material nonpublic information and shall in no event provide such information to the Investor without the express written consent of the Investor after being so informed.

                                    ARTICLE V

           REGISTRATION OF SHARES; COMPLIANCE WITH THE SECURITIES ACT

      5.1   Registration Procedures and Expenses.  The Company shall:

            (a) Subject to receipt of the Registration Statement Questionnaires from the Investor, use best efforts to prepare and file with the SEC, within 10 business days after the Closing Date, a registration statement (the "Registration Statement") to enable the resale of the Registrable Shares by the Investor. "Registrable Shares" means (a) all Shares; (b) all Warrant Shares, and
(c) all shares of Common Stock issued or issuable in respect of the Warrant Shares by virtue of any stock split, stock dividend, recapitalization or similar event, until the earlier of: (1) the date on which such share has been resold or otherwise transferred pursuant to the Registration Statement; (2) the date on which such share is transferred in compliance with Rule 144(k) under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144(k) under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder; and (3) the date on which such share ceases to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise).

            (b) use best efforts, subject to receipt of necessary information from the Investor, including the Registration Statement Questionnaires, to cause the Registration Statement to become effective within 120 days of the Closing Date;

            (c) use best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 5.5 below) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the "Registration Period") not exceeding, with respect to the Registrable Shares, the earliest of (i) the date on which all Registrable Shares then held by the Investor may be sold or transferred in compliance with Rule 144(k) under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144(k) of the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, or (ii) such time as all Registrable Shares held by the Investor have been sold (A) pursuant to a registration statement,
(B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

            (d) promptly furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor;

            (e) promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

            (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) and (g) of this Section 5.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the Bulletin Board or any other applicable stock exchange); (ii) fees and expenses of compliance with federal securities and state "blue sky" or securities laws; (iii) expenses of printing (including printing certificates for the Registrable Shares and Prospectuses); (iv) all application and filing fees in connection with listing the Registrable Shares on the Bulletin Board; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that the Investor shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Investor's Registrable Shares. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

            (g) advise the Investor, within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Shares under state securities or "blue sky" laws; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued;
(ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, and (iii) when the SEC notifies the Company whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement;

            (h) not, prior to the date on which the Registration Statement is declared effective, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others (other than as contemplated in this Agreement) under the Securities Act of any of its equity securities;

            (i) not, for a period of 60 days after the date on which the Registration Statement is declared effective, without the prior consent of the Placement Agent, issue or sell any equity securities of the Company, unless the issuance or sale is related to outstanding options or warrants, is in lieu of cash payment in an arm's-length transaction for goods or services that the Company acquires in the ordinary course of its business, or is required pursuant to the stock retainer plan for non-employee directors;

            (j) unless otherwise agreed to by holders of no less than 50.1% of the Registrable Shares, neither the Company nor any of its securities holders (other than the Investor and the Placement Agent (and/or its designees)) may include securities of the Company in any Registration Statement filed pursuant to this Agreement other than the Registrable Shares and shares of Common Stock issued or issuable to the Placement Agent and/or the Placement Agent's designees, and the Company shall not after the date hereof enter into any agreement in contravention of the foregoing; except that Common Stock referred to in Section 2.5(d) of Schedule B (including Schedule 2.5(d) thereto will be included in the Registration Statement;

            (k) if at any time during the Registration Period, there is not one or more effective Registration Statements covering the resale of all Registrable Shares and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than of Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor written notice of such determination and if, within 20 days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such registration statement those Registrable Shares requested by the Investor to be so included and which are not otherwise covered by one or more effective Registration Statements;

            (l) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that would not result in the disclosure to the Investor of material and non-public information concerning the Company;

            (m) comply in all material respects with the provisions of the Securities Act, the Exchange Act and all rules of the SEC promulgated thereunder with respect to the Registration Statements and the disposition of all Registrable Shares covered by each Registration Statement;

            (n) cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as the Investor may request; provided, that, the delivery of such certificates shall be subject to the payment by the Investor of any transfer taxes, if applicable; and

            (o) cooperate with any due diligence investigation undertaken by the Investor in connection with the sale of the Registrable Shares, including, without limitation and subject to Section 4.8 hereof, by making available any documents and information.

      5.2 Delay in Effectiveness of Registration Statement. The Company further agrees that, in the event the Registration Statement has not been filed with the SEC within 30 days after the Closing Date, the Company shall pay to the Investor liquidated damages, for each day thereafter by which the Registration Statement shall not have been filed, at a rate equal to 1.0% of the Actual Purchase Price for each 30 days of delinquency (the "LD Rate"), the Company shall pay to the Investor liquidated damages at the LD Rate for each day after 90 days from the Closing Date by which the Registration Statement has not been declared effective by the SEC, or 120 days from the Closing Date, if the SEC shall comment on the Registration Statement. The Company shall deliver the cash payments described in clauses (i) and (ii) to the Investor by the fifth business day after the occurrence of the event described in (i) or (ii), as applicable.

      5.3 Piggyback Registrations. If the Company at any time proposes to file a registration statement (other than a registration on Form S-4, Form S-8 or Form S-3 (solely with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) (a "Company Registration Statement") with respect to securities, whether for its own account or for the account of other holders of the Company's securities ("Other Holders") that have requested such registration (a "Requesting Holder"), the Company shall, in each case, give written notice of such proposed filing to the Investor at least twenty (20) days before the anticipated filing date of the Company Registration Statement, and such notice shall offer to the Investor the opportunity to have any or all of the Registrable Shares held by the Investor included in the Company Registration Statement. If the Investor desires to have its Registrable Shares registered under this Section 5.3, it shall so advise the Company in writing within ten
(10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Shares for which registration is requested), and the Company shall use its commercially reasonable efforts to include in the Company Registration Statement all such Registrable Shares so requested to be included therein. Notwithstanding the foregoing, if such proposed offering is an underwritten offering and the managing underwriter or underwriters of the offering advises the Company that the total amount of Registrable Shares which the Investor, the Company and any Other Holders intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount of securities to be offered for the account of the Investor and the Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Investor and all Other Holders (except the Company) intended to be included in such offering, to the extent necessary to reduce the total amount of securities to be included in such proposed public offering to the amount recommended by such managing underwriter or underwriters before the securities offered by the Company are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone any Company Registration Statement referred to in this Section 5.3 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any liability or obligation to the Investor. The obligations of the Company under this Section 5.3 shall terminate with respect to the Investor: (1) on the date that a Registration Statement filed by the Company in accordance with Section 5.1 is declared effective or (2) on the date on which the Investor can sell all of its remaining Registrable Shares in any three (3) month period pursuant to Rule 144 as promulgated under the Securities Act without the need for any registration or qualification.

      5.4   Transfer of Shares; Suspension.

            (a) The Investor agrees that it will not effect any Disposition of the Registrable Shares or its right to purchase the Registrable Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 5.1, any Company Registration Statement referred to in 6.3 or in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in such registration statement regarding the Investor or its plan of distribution.

            (b) Except in the event that paragraph (c) below applies, the Company shall, at all times during the Registration Period, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 5.3(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 5.3(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 5.3(b)(iii) hereof when the amendment has become effective).

            (c) Subject to paragraph (d) below, in the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a notice in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension, the Company will use its commercially reasonable efforts, consistent with the best interests of the Company and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor. The Company shall pay to the Investor liquidated damages for each Unit held during each day of Suspension at a rate equal to 1.0% of the Unit Price for each 30 days of Suspension; provided, however, that the foregoing liquidated damages shall not be payable unless one or more Suspensions, as applicable, continue for at least (i) thirty (30) consecutive days or (ii) sixty (60) non-consecutive days in any twelve (12) month period.

            (d) Notwithstanding anything else herein, the Company shall not be required to pay liquidated damages under Sections 5.4 and 5.2 exceeding 15% of the Actual Purchase Price.

      5.5 Indemnification. For the purpose of this Section 5.5, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1 or any Company Registration Statement referred to in Section 5.3, and the term "Rules and Regulations" means the rules and regulations promulgated under the Securities Act.

            (a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Investor, its officers, directors, agents, investment advisors, partners, members, managers, stockholders, trustees and employees, and each person, if any, who controls the Investor (or any of such other persons) within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Investor or such controlling person may become subject (including, without limitation, reasonable legal and other costs and expenses of preparing, investigating, defending, settling, compromising or paying such losses, claims, damages, liabilities, costs or expenses) (collectively, "Losses"), as incurred, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, (iii) any inaccuracy in the representations and warranties of the Company contained in the Transaction Documents or any failure of the Company to perform its obligations under the Transaction Documents, or (iv) any violation or alleged violation by the Company of the Securities Act, the Securities and Exchange Act of 1934, as amended, state ("blue sky") securities laws or any rule or regulation promulgated thereunder; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Investor to comply with the covenants and agreements contained in Sections 3.5 or 5.4 of this Agreement respecting resale of Registrable Shares, or (iii) the inaccuracy of any representations made by the Investor in each Transaction Document to which it is a party to, or (iv) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor before the pertinent sale or sales by such Investor.

            (b) Indemnification by the Investor. The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company, each of its directors, each of its officers who sign the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Investor to comply with the covenants and agreements contained in Sections 3.5 or 5.4 of this Agreement respecting the sale of the Registrable Shares or (ii) the inaccuracy of any representation or warranty made by the Investor in each Transaction Document to which it is a party to, or (iii) any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein; provided, however, that the Investor shall not be liable for any such untrue statement or omission of which the Investor has delivered to the Company in writing a correction at least five business days before the occurrence of the transaction from which such loss was incurred, and the Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such Loss for which such person is entitled to be indemnified in accordance with this Section 5.5(b). Notwithstanding anything to the contrary contained herein, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Investor from the sale of the Registrable Shares, unless such obligation has resulted from the gross negligence or willful misconduct of the Investor.

            (c) Indemnification Procedure.

                  (i) Promptly after receipt by an indemnified party under this
Section 5.5 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.5, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.5 or to the extent it is not materially prejudiced as a result of such failure.

                  (ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 5.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                        (1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party (such approval not to be unreasonably withheld) representing all of the indemnified parties who are parties to such action), or

                        (2) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 5.5, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Investor from the sale of the Registrable Shares, unless such obligation has resulted from the gross negligence or willful misconduct of the Investor.

            (d) Contribution. If a claim for indemnification under this Section
5.5 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 5.5, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.5, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds from the sale of Registrable Shares by the Investor exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

      5.6 Termination of Conditions and Obligations. The restrictions imposed by this Agreement upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of the Registrable Shares when such Registrable Shares may be sold under Rule 144(k) by such holder of Registrable Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

      5.7 Rule 144. For a period of two years following the Closing Date (provided, however, that with respect to Registrable Shares that are Warrant Shares, the foregoing period shall be two years following the date the related Warrant was exercised), the Company agrees with each holder of Registrable Shares to:

            (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

            (c) furnish to any holder of Registrable Shares promptly after receipt of a written request therefor (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Notices. Except as specifically permitted by Section 5.1(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given
(i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

      if to the Company, to:

            Mr. Andrew Reif
            Chief Operating Officer and Chief Financial Officer
            AVP, Inc.
            6100 Center Drive
            Suite 900
            Los Angeles, CA 90045
            (310) 426-8000 (direct dial)
            (310) 426-8010 (facsimile)

      with a copy to:

            Loeb & Loeb, LLP
            345 Park Avenue
            New York, New York 10154
            Attn: David C. Fischer, Esq.
            (212) 407-4000 (direct dial)
            (212) 407-4990 (facsimile)

if to the Investor, at its address on the signature page hereto, with a copy (for informational purposes only) to



            Jan Loeb
            c/o AmTrust International
            10451 Mill Run Circle
            Owings Mills, Maryland  21117
or at such other address or addresses as may have been furnished to the other parties hereto in writing.

      6.2 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investors holding a majority of Registrable Shares held by Investors.

      6.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      6.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      6.5 Survival of Representations, Warranties and Agreements.
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

      6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

      6.7 Entire Agreement. This Agreement and the other Transaction Documents and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Transaction Documents supersede all prior agreements and understandings among the parties.

      6.8 Finders Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder's fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

      6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      6.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, executors and administrators and permitted assigns of the parties hereto. With respect to transfers that are not made pursuant to the Registration Statement, but are otherwise made in accordance with all applicable laws and the terms of this Agreement, the rights and obligations of the Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor's Securities who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Securities transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement as if such transferee was the Investor. For purposes of this Agreement, a "Permitted Transferee" shall mean any Person who (a) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 50,000 Shares, Warrants and/or Warrant Shares. Upon any transfer permitted by this Section 6.10, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee was the Investor.

      6.11 Expenses. Each party hereto shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

      6.12 Exculpation. Each party to this Agreement acknowledges that Archer & Greiner, P.C., represented the Placement Agent in the Offering contemplated by this Agreement and has not represented either the Company or the Investor or any other investor who purchases Units in the Offering pursuant to a Securities Purchase Agreement in substantially the form hereof.

      6.13 Third Party Rights. Except as explicitly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

      6.14 No Waiver. It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      6.15 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                          AVP, INC.


                                          By: ______________________________


                    [Signature of Investor on Following Page]

                        "INVESTOR"


                                         ---------------------------------------
                                          (print full legal name of Investor)


                                       By:
                                                --------------------------------
                                                (signature of authorized
                                                    representative)


                                         Name:
                                                  ------------------------------
                                                  ------------------------------

                                         Its:
                                                  ------------------------------

                                         Address:
                                                    ----------------------------

                                         Telephone:
                                                      --------------------------

                                         Fax:
                                                --------------------------------

                                         Email:
                                                  ------------------------------

                                         Tax I.D. or SSN:
                                                          ----------------------

                                         Address where Units should be sent
                                         (if different from above)

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------


                [signature page to Securities Purchase Agreement]

10128077.5

                                   Schedule A

                                 Units Purchased


       Shares of        Common Stock     Total Number
     Common Stock         Warrants         of Units*      Purchase Price
    3,529,410          705,882           705,882          $2,999,998.50
    ----------------   ----------------  --------------   ---------------
* Each Unit represents 5 shares of Common Stock and a Warrant to buy one share of Common Stock.

                                   Schedule B

                           Company Disclosure Schedule



Section 2.1       Subsidiaries; Organization; International

    The Company has the following subsidiaries:

    AVP Pro Beach Volleyball Tour, Inc.

    Pamtv.com, Inc. (inactive)

    The Company has engaged SFX, Inc. to license its television programming internationally in 2006.



Section 2.5(d)          Registration Rights

      National Sports Programming (FOX):  666,667 shares of common stock

      Warrant representing 4,424,260 shares of common stock, for the holders set forth on Schedule 2.5(d) attached hereto

      A. Michael Storiazzi: 4,465 shares of common stock

      James D. Sullivan:  1,122 shares of common stock

      MacAllister Smith:  667 shares of common stock

      Michael Miller:  warrant representing 12,702 shares of common stock

      Quantum Fund:  warrant representing 13,464 shares of common stock

      Crocs, Inc.: warrant representing 1,000,000 shares of common stock (vesting 200,000 per year)

      Wall Street Communications, Inc.:  250,000 shares of common stock

      Wall Street Communications, Inc.: warrant representing 200,000 shares of common stock (vesting 100,000 per year)

Section 2.6       Legal Matters


      A complaint was filed by Carl Schneider and Schneider Productions, LLC on October 24, 2005 in the United States District Court, Central District of California, in which the plaintiffs seek damages for copyright infringement in connection with the allegedly unauthorized use of a still photograph in a television commercial that was broadcast on NBC and Fox Sports Net in 2005.


Section 2.31            Affiliate Transactions

      None.

                                    Schedule 2.5(d)

AVP

15% Warrant Pool
                                                                              Post-Split Reversal          Grant          Exercise
                                                                                  AVP Warrants              Date           Price
                                                                           --------------------------- --------------- ------------
Leonard Armato                                                                    1,502,157                 6/24/2005   $    2.20

Bruce Binkow                                                                        346,868                 6/24/2005   $    2.20

Andy Reif                                                                           193,424                 6/24/2005   $    2.20

Gabby Roe                                                                            50,000                 6/24/2005   $    2.20

Phil Guaracio                                                                        39,380                 6/24/2005   $    2.20

Tom Torii                                                                            25,000                 6/24/2005   $    2.20

Roger Werner                                                                         25,000                 6/24/2005   $    2.20

Misty May                                                                            29,588                 6/24/2005   $    2.20

Scott Painter                                                                       654,024                 6/24/2005   $    2.20

Jeff Wattenberg                                                                     334,557                 6/25/2005   $    2.20

Gary Ackerman                                                                        7,500                  6/24/2005   $    2.20

George Prussin                                                                       10,000                 6/24/2005   $    2.20

Loren Kleinman                                                                        2,500                 6/24/2005   $    2.20

Wall Street Communications Group Inc.                                                40,000                 6/24/2005   $    2.20

Randall Chafetz                                                                      20,000                 6/24/2005   $    2.20

Corwin Corpuz                                                                       300,000                 6/24/2005   $    2.20

David M. Kaye                                                                        10,000                 6/24/2005   $    2.20

Gene D'Ovidio                                                                        10,000                 6/24/2005   $    2.20

Anthony Rafel                                                                        10,000                 6/24/2005   $    2.20

Robert Brown                                                                         10,000                 6/24/2005   $    2.20

Marconsult Limited                                                                  334,557                 6/24/2005   $    2.20

Leonard Schutzman Trust                                                             135,000                 6/24/2005   $    2.20

James Goldberg                                                                      125,000                 6/24/2005   $    2.20

Steflind                                                                             15,000                 6/24/2005   $    2.20

Ascent Int'l Corporation                                                              5,000                 6/24/2005   $    2.20

Robert Woodworth                                                                     10,000                 6/24/2005   $    2.20

Coconut Capital LLC                                                                  99,705                 6/24/2005   $    2.20

John Mason                                                                           10,000                 6/24/2005   $    2.20

Cadogan, Ltd.                                                                        70,000                 6/24/2005   $    2.20

                                                                           ---------------------------
                                                                                   4,424,260
                                                                           ===========================

                                    Exhibit A


                                 FORM OF WARRANT

                                    Exhibit B


                       COMPANY WIRE TRANSFER INSTRUCTIONS

                Bank:                          City National
                                               Bank
                                               -------------------

                ABA No.                        122-016-066
                                               -------------------

                Customer Account #:            101817423
                                               -------------------

                Account Name:                  AVP Pro Beach Volleyball
                                               Tour

                                    Exhibit C

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

      1. The Company and its Subsidiaries is each a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company and the Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has full corporate power and authority to own or lease its properties and assets and conduct its business as presently, and as proposed to be, conducted as described in the Private Placement Memorandum.

      2. The Company has the requisite corporate power and authority to enter into, execute and deliver, and to consummate the transactions contemplated by, each of the Securities Purchase Agreement, the Warrants and the Agent's Warrants and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No approval, authorization, waiver, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except such as have been obtained and are in full force and effect under the Securities Act, and such as may be required under applicable "Blue Sky" laws in connection with the issuance of the Securities.

      3. The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, and 2,000,000 shares of preferred stock. Except as specifically disclosed in Schedule B to the Securities Purchase Agreement or as a result of the purchase and sale of the Securities and the issuance of the Agent's Warrants, to our knowledge there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

      4. The Securities and the Agent's Warrants have been duly authorized and, when paid for and issued, shall have been validly issued, fully paid and nonassessable. The certificates evidencing the Securities, and the Common Stock issuable upon proper exercise of the Agent's Warrants are in due and proper form under Delaware law.

      5. The Company has duly authorized and reserved for issuance such number of Common Stock as are issuable upon exercise of the Warrants and the Agent's Warrants as required pursuant to the terms of the Warrants and the Agent's Warrants, as applicable. When issued by the Company in accordance with the terms of the Warrants and the Agent's Warrants, the underlying common shares will be validly issued, fully paid and nonassessable.

      6. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not, either by itself or upon notice or the passage of time or both (i) conflict with or violate any provision of its or its Subsidiaries' certificate of incorporation or bylaws,
 (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, (A) any agreement, license, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or its Subsidiaries is a party which is attached as an exhibit to the SEC Documents and (B) to our knowledge, any other agreement, credit facility or other instrument relating to indebtedness of the Company or its Subsidiaries or instrument to which the Company or its Subsidiaries is a party, (iii) result in a violation of any law, rule or regulation, order of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any court or governmental authority.

      7. None of the Company or its Subsidiaries is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for such filings as have been made pursuant to Regulation D of the Securities Act or with the OTC Bulletin Board, and such as may be required under applicable "Blue Sky" laws in connection with the issuance of the Securities.

      8. To our knowledge, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis, or has received a valid extension of such time of filing and made such filing within the applicable grace period. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      9. Assuming the accuracy of the representations and warranties of the Company set forth in Article II of the Securities Purchase Agreement and of the Investors set forth in Article III of the Securities Purchase Agreement, the offer, issuance and sale of the Securities are exempt from the registration requirements of the Securities Act.

      10. Except as set forth in the SEC Documents or Schedule B to the Securities Purchase Agreement, to our knowledge, the Company is not (i) subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) a party to or threatened to be made a party to any complaint, acting, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

      We have participated in conferences with directors, officers and other representatives of the Company of which the contents of the Private Placement Memorandum and related matters were discussed. We have also examined the Transaction Documents. We advise you that no facts have come to our attention which lead us to believe that the Private Placement Memorandum (other than the financial statements contained therein, as to which do not opine) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                    Exhibit D

                      REGISTRATION STATEMENT QUESTIONNAIRE

      In connection with the preparation of the Registration Statement, please provide us with the following information:

1. For use in the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement (the "Holder"):


      ---------------------------------------------------------------------

2. Please provide the type and amount of securities of the Company that the Holder will own immediately after Closing, including those securities purchased by the Holder pursuant to the Securities Purchase Agreement and those Securities purchased by the Holder through other transactions:

      Securities purchased pursuant to the Securities Purchase Agreement:


      ---------------------------------------------------------------------

     Other securities beneficially owned through other transactions:



      ---------------------------------------------------------------------

3. Has the Holder had any position, office or other material relationship within the past three years with the Company or its affiliates?

                    Yes                      No
      --------------          ---------------

      If yes, please indicate the nature of any such relationships below:


      ---------------------------------------------------------

      ---------------------------------------------------------

      ---------------------------------------------------------

      ---------------------------------------------------------

4. If the Holder is an entity, identify the individual or individuals who have sole or shared voting or investment power over the Company's securities owned by such entity:


      ---------------------------------------------------------

5.    Is the Holder a broker-dealer? (indicate "Yes" or "No")


      Is the Holder an affiliate of a broker-dealer?  (indicate "Yes" or "No")

      If the answer is yes, except as set forth below, the Holder purchased the shares in the ordinary course of business, and at the time of the purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute them.

      State any exceptions here:


      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. The undersigned agrees to notify the Company of any changes in the foregoing information.


Dated: ______________, 2006          _________________________________

                                     _________________________________
                                     (Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

                                    Exhibit E

                       INVESTOR SUITABILITY QUESTIONNAIRE

     Before any sale of Common Stock or Warrants by AVP, Inc. can be made to you, this Questionnaire must be completed and returned to Oppenheimer & Co. Inc. Attn: Investment Banking Department, 125 Broad Street, 16th
     Floor, New York, NY 10004.

1.    IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN
      (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN
      (B)

      A.    INDIVIDUAL INDENTIFICATION QUESTIONS

      Name
              ------------------------------------------------
               (Exact name as it should appear on stock certificate)

      Residence Address
                         -------------------------------------

      Home Telephone Number
                              --------------------------------

      Fax Number
                   -------------------------------------------

      Date of Birth
                     -----------------------------------------

      Social Security Number
                             ---------------------------------

      B.    INDENTIFICATION QUESTIONS FOR ENTITIES

      Name
              ------------------------------------------------
              (Exact name as it will appear on stock
              certificate)
              ------------------------------------------------

      Address of
      Principal
        Place of Business
                          ------------------------------------

      State (or Country) of
      Formation
        or
      Incorporation
                       ---------------------------------------

      Contact
      Person
                      ----------------------------------------

      Telephone Number   (     )
                         -------------------------------------

      Type of Entity
        (corporation,
      partnership,
        trust,
      etc.)
                   -------------------------------------------

      Was entity formed for the purpose of this investment?
      Yes        No
          -----     -----

DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Please check whether you are any of the following:

             a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 [a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

             an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity an insurance company as defined in Section 2(13) of the Securities Act of 1933 an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

             a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000 an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 an individual who reasonably expects that either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000 an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000 an entity in which all of the equity owners are accredited investors


3. SIGNATURE

      The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.


 Executed  at ___________________, on  [_________ ___], 2006

                                          ------------------------------------
                                          (Signature)
                                          ------------------------------------
                                          (Title if for Entity)